Exhibit 5.1

Law Office of Reed & Reed, P.C.
Attorneys at Law
Suite 100
4450 Arapahoe Avenue
Boulder, CO 80303
Telephone: 303/415-2565
Facsimile: 303/499-2554

March 18, 2004

Canyon Resources Corporation
14142 Denver West Parkway
Suite 250
Golden, CO 80401

Dear Sirs:

Reference is made to our opinion dated January 29, 2004, and included as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-112302) (the “Registration Statement”) filed on January 29, 2004, by Canyon Resources Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We are rendering this supplemental opinion in connection with a prospectus supplement to the Registration Statement (the “Prospectus Supplement”) to be filed by the Company with the Commission pursuant to Rule 424 promulgated under the Securities Act in connection with the offering by the Company of 1,630,970 shares (the “Shares”) of the Company’s common stock par value of $0.01 per share (the “Common Stock”), pursuant to a subscription agreement between the Company and each of the purchasers specified therein (the “Subscription Agreements”).

In this connection, we have examined and relied without independent investigation as to matters of fact upon such statements and certificates of public officials, such statements and certificates of officers of the Company, the Registration Statement, the Prospectus Supplement, the form of Subscription Agreement, the certificate of incorporation and bylaws of the Company as amended and now in effect, proceedings of the board of directors of the Company, such other corporate records, certificates, documents and instruments and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parities signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefore in accordance with the terms of the Subscription Agreements, will be validly issued, fully paid and nonassessable.

This opinion is limited to the provisions of the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

LAW OFFICE OF REED & REED, P.C.

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